EXHIBIT 99.1

MINDSPEED® EXCHANGES $15 MILLION OF CONVERTIBLE SENIOR NOTES

New Notes Due in 2013

NEWPORT BEACH, Calif., Aug. 4, 2008 – Mindspeed Technologies, Inc. (NASDAQ: MSPD), today announced that it has exchanged $15 million in aggregate principal amount of its existing 3.75 percent Convertible Senior Notes due 2009 for $15 million in aggregate principal amount of a new series of 6.50 percent Convertible Senior Notes due 2013.   The exchanges closed on Aug. 1, 2008.

The new notes are unsecured senior indebtedness of the company and bear interest at a rate of 6.50 percent per annum.  At maturity, Mindspeed will be required to repay the outstanding principal of the new notes.

Subject to certain limitations, the new notes are convertible at the option of the holders, at any time on or prior to maturity, into shares of Mindspeed common stock at a conversion rate initially equal to approximately $4.74 per share of common stock, which is subject to adjustment in certain circumstances.  Upon a conversion, the company will have the right to deliver to holders, at the company’s option, cash, shares of its common stock, or a combination thereof, subject to certain limitations.

The remaining existing notes total $31 million in aggregate principal amount.

Neither the new notes nor the shares of the company’s common stock into which they are convertible have been registered under the Securities Act of 1933, as amended, or any state securities laws, and they may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include information regarding the company’s expectations, goals or intentions.  Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements.  These risks and uncertainties include, but are not limited to: market demand for the company’s new and existing products and its ability to increase revenues; the company’s ability to further generate cash; availability and terms of capital needed for the company’s business; downturns in the semiconductor industry; political and economic uncertainties affecting our foreign operations; the company’s ability to maintain operating expenses within anticipated levels; constraints in the supply of wafers and other product components from the company’s third-party manufacturers; the company’s ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; the company’s ability to attract and retain qualified personnel; successful development and introduction of new products; the company’s ability to successfully integrate acquired businesses and realize the anticipated benefits from such acquisitions; the company’s ability to obtain design wins and develop revenues from them; pricing pressures and other competitive factors; industry consolidation; order and shipment uncertainty; changes in customers’ inventory levels and inventory management practices; fluctuations in manufacturing yields; product defects; intellectual property infringement claims by others and the ability to protect the company’s intellectual property.  Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2008, as well as similar disclosures in the company’s subsequent SEC filings.  Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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